EXHIBIT 8


                           CONSENT OF RICHARD J. WIRTH

                                            April 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      REGISTRATION STATEMENT NO. 33-6793

Dear Sirs:

         As Counsel to the depositor, we are familiar with the flexible premium variable life insurance policies (the "Policies") which are the subject of the above-captioned Registration Statement on Form S-6.

         In connection with this opinion, we have reviewed the Policies, the Registration Statement, the Charter and By-Laws of the Company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Policies.

         Based upon this review, we are of the opinion that each of the Policies, when issued, will have been validly issued, and will constitute a legal and binding obligation of Phoenix Home Life Mutual Insurance Company.

         We further consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to my being named under "Legal Matters" therein.

                                            Very truly yours,


                                            /s/ Richard J. Wirth
                                            -------------------------
                                            Richard J. Wirth, Counsel
                                            Phoenix Home Life
                                            Mutual Insurance Company